EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, registering 1,000,000 shares of common stock pursuant to the 2000 Stock Option Plan, of our report dated April 3, 2000 included in Standard Microsystems Corporation's Form 10-K for the year ended February 29, 2000.


                                   Arthur Andersen LLP



New York, New York
October 6, 2000